4500 Bankers Hall East, 855 2nd Street SW Calgary, Alberta, Canada T2P 4K7 Tel: 403.298.3100 Fax: 403.265.7219 www.bermettjones.ca
Kahlan Mills
Direct Line: 403.298.2072
e-mail: millsk@bennettjones.ca
Our File No.: 57174.1
May 14, 2008
NUCRYST Pharmaceuticals Corp.
50 Audubon Road
Suite B
Wakefield, MA 01880
USA
Ladies and Gentlemen,
     We have acted as counsel to NUCRYST Pharmaceuticals Corp. (the “Company”) with respect to the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission in connection with the registration, under the Securities Act of 1933, as amended, by the Company of an aggregate of 800,000 common shares in the capital of the Company (the “Common Shares”) issuable under the Company’s 1998 Equity Incentive Plan (as amended) (the “Plan”) and upon the exercise of share appreciation rights, stock options and full value awards that have been granted under the Plan.
     In connection with this opinion letter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the Registration Statement and such other records, documents, certificates, agreements or other instruments and have made such other inquiries, all as we deemed necessary to enable us to render the opinions expressed below.
     In our examination of such documents, we have assumed the authenticity of all documents submitted to us as originals of such documents and the conformity to original documents of all documents submitted to us as copies, certified copies or facsimiles thereof.
     The opinions hereinafter expressed are limited to matters governed by the laws of the Province of Alberta and the federal laws of Canada applicable therein.
     Based upon and subject to the foregoing and to the qualifications set forth herein, we are of the opinion that, as of the date hereof, the Common Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plan and subject to the limits set forth in the Plan, will be validly issued, fully paid and non-assessable.
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     We consent to the inclusion of this opinion as part of the Registration Statement and to the reference to our firm therein. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules promulgated thereunder.
Yours truly,
/s/  BENNETT JONES LLP
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